GENERAL ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”), dated as of April 14, 2008, is entered into by and among Aamaxan Transport Group, Inc., a Delaware corporation (the “Company”), Pope Investments II LLC, a Delaware limited liability company, as representative of the Purchasers (the “Purchaser Representative”), Kamick Assets Limited, a company organized in the British Virgin Islands (the “Principal Stockholder”), and Tri-State Title & Escrow, LLC (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Purchasers will be purchasing from the Company (the “Offering”) Units consisting of shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and certain common stock purchase warrants (the “Warrants”) pursuant to a Securities Purchase Agreement dated as of the date hereof (the “Closing Date”) by and among the Company and the Purchasers (the “Purchase Agreement”);

WHEREAS, the Company will issue shares of its Common Stock to the Principal Stockholder, pursuant to that certain Share Exchange Agreement dated as of the date hereof by and among the Company, Asia Business Management Group Limited (“ABM”) and the Principal Stockholder (the “Share Exchange Agreement”), and upon the consummation of the transactions contemplated by the Share Exchange Agreement, Anhante (Beijing) Medical Technology Co., Ltd. (“WFOE”), a “wholly foreign owned enterprise” organized under the laws of the People’s Republic of China (the “PRC”) and a direct wholly-owned subsidiary of ABM immediately prior to the consummation of the transactions contemplated by the Share Exchange Agreement, will become an indirect wholly-owned subsidiary of the Company (the “Share Exchange Transaction”);

WHEREAS, the Company has agreed to deposit at the closing (the “Closing”) of the Offering an aggregate of Three Hundred Thousand Dollars ($300,000) from the Maximum Offering Amount (the “Public Relations Held-Back Escrowed Portion”) with the Escrow Agent, to be held and disbursed by the Escrow Agent pursuant to this Agreement; and

WHEREAS, Escrow Agent is willing to hold the Public Relations Held-Back Escrowed Portion in escrow subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1. Appointment of Escrow Agent. The Company and each Subscriber hereby appoint Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment.

2. Delivery of the Escrowed Funds.

a. The Company hereby directs that the Escrow Agent allocate the Public Relations Held-Back Escrowed Portion separately from the Maximum Offering Amount at the Closing and hold the Public Relations Held-Back Escrowed Portion in the escrow account as follows (the “Escrow Account”):

Account Name: Tri-State Title & Escrow, LLC
Bank: Access National Bank, Reston, VA 20191
Account No.: 2681757
ABA No: .056009039

3. Escrow Agent to Hold and Disburse the Public Relations Held-Back Escrowed Portion. The Escrow Agent will hold and disburse the Public Relations Held-Back Escrowed Portion received by it pursuant to the terms of this Agreement, as follows:

a. The Public Relations Held-Back Escrowed Portion shall remain in the Escrow Account and shall only be released by the Escrow Agent to the Company upon the Escrow Agent’s receipt of written notice in the form of Exhibit A hereto from the Company that the Company has hired an investor relations firm with invoices evidencing the investor relations related expenses for payment.

b. In the event this Agreement, the Escrowed Funds, or the Escrow Agent becomes the subject of litigation, or if the Escrow Agent shall desire to do so for any other reason, each of the Company and the Subscribers authorizes the Escrow Agent, at its option, to deposit the Public Relations Held-Back Escrowed Portion with the clerk of the court in which the litigation is pending, or a court of competent jurisdiction if no litigation is pending, and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility with regard thereto. Each of the Company, and the Subscribers further authorizes the Escrow Agent, if it receives conflicting claims to any of the Escrowed Funds, is threatened with litigation or if the Escrow Agent shall desire to do so for any other reason, to interplead all interested parties in any court of competent jurisdiction and to deposit the Public Relations Held-Back Escrowed Portion with the clerk of that court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder to the parties from which they were received.

4. Exculpation and Indemnification of Escrow Agent.

a. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document. Except for amendments to this Agreement referenced below, and except for written instructions given to the Escrow Agent by the Escrowing Parties relating to the Escrowed Funds, the Escrow Agent shall not be obligated to recognize any agreement between or among any of the Escrowing Parties, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

b. The Escrow Agent shall not be liable to the Company, any Subscriber or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by written notice delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

c. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the Company, any Subscriber or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of the Escrowed Funds pursuant to the provisions hereof.

d.The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the Company, any Subscriber or to anyone else for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

e. To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of the Public Relations Held-Back Escrowed Portion, or any payment made hereunder, the Escrow Agent may pay such taxes; and the Escrow Agent may withhold from any payment of the Public Relations Held-Back Escrowed Portion such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties in respect of taxes, on such investment income or payments in the manner provided in Section 4(f).

f. The Escrow Agent will be indemnified and held harmless by the Company from and against all expenses, including all counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceedings involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, except for claims relating to gross negligence by Escrow Agent or breach of this Agreement by the Escrow Agent, or the monies or other property held by it hereunder. Promptly after the receipt of the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against an Escrowing Party, notify each of them thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve any such party from any liability which an Escrowing Party may have to the Escrow Agent hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, seem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 7.

g. For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

5. Termination of Agreement and Resignation of Escrow Agent

a. This Agreement shall terminate upon disbursement of all of the Public Relations Held-Back Escrowed Portion provided that the rights of the Escrow Agent and the obligations of the Company and the Subscribers under Section 4 shall survive the termination hereof.

b. The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company and the Purchaser Representative at least five (5) business days written notice thereof (the “Notice Period”). As soon as practicable after its resignation, the Escrow Agent shall, if it receives notice from the Company and the Purchaser Representative within the Notice Period, turn over to a successor escrow agent appointed by the Company and the Purchaser Representative all Public Relations Held-Back Escrowed Portion (less such amount as the Escrow Agent is entitled to retain pursuant to Section 7) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new agent is so appointed within the Notice Period, the Escrow Agent shall return the Escrowed Funds to the parties from which they were received without interest or deduction.

6. Form of Payments by Escrow Agent

a. Any payments of the Public Relations Held-Back Escrowed Portion by the Escrow Agent pursuant to the terms of this Agreement shall be made by wire transfer unless directed to be made by check by the Escrowing Parties.

b. All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

7. Compensation. Escrow Agent shall be entitled to the following compensation from the Company:

a. Fees: The Company shall pay an annual processing fee of $1,000 to the Escrow Agent for the Public Relations Held-Back Escrowed Portion.

b. Interest: The Public Relations Held-Back Escrowed Portion shall accrue interest (the “Accrued Interest”) at the available rate obtained by the Escrow Agent with respect to the period during which such funds are held in the Escrow Account. Each time any portion of the Public Relations Held-back Escrowed Portion are disbursed to the Company in accordance with this Agreement, the Company shall be paid 100% of the Accrued Interest on the aggregate amount of Public Relations Held-back Escrowed Portion disbursed to the Company at such time and the balance of Accrued Interest shall be retained by the Escrow Agent.

8. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 8), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to addresses or facsimile numbers as applicable set forth on Exhibit A hereto.

9. Further Assurances.From time to time on and after the date hereof, the Company, the Purchaser Representative and each of the other Subscribers, if applicable, shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

10. Consent to Service of Process. The Company, the Escrow Agent and each Subscriber hereby irrevocably consent to the jurisdiction of the courts of the State of New York and of any Federal court located in such state in connection with any action, suit or proceedings arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to it at the address listed on Exhibit A hereto.

11. Miscellaneous

a. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Agreement, refer to the Escrow Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity. All words or terms used in this Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

b. This Agreement and the rights and obligations hereunder of the Company and each Subscriber may not be assigned. This Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent, with the prior consent of the Company. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company and the Purchaser Representative. This Agreement is intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

c. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

12. Execution of Counterparts This Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

AAMAXAN TRANSPORT GROUP, INC.

By:
Name:
Title:

PURCHASERS REPRESENTATIVE

POPE INVESTMENTS II LLC

By:
Name:
Title:

ESCROW AGENT:

TRI-STATE TITLE & ESCROW, LLC

By:
Name:
Title:

EXHIBIT A
PARTIES TO AGREEMENT

Escrow Agent:

Tri-State Title & Escrow, LLC
360 Main Street
P.O. Box 391
Washington, VA 22747
Attention: Johnnie L. Zarecor
Tel. No. (800) 984-2155

If to the Company:

Mr. Chen Zhong
Aamaxan Transport Group, Inc.
2a, 2b, No.8 Building No. 200 Newton Road
Zhangjang High-Tech Park
Shanghai
People’s Republic of China
Tel. No.: 86-21-508-05-789
Fax No.: 86-21-508-02-149

With a copy to:
Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attention: Darren Ofsink
Tel. No.: (212) 371-8008, ext. 102
Fax No.: (212) 688-7273

If to the Purchaser
Representative:      Pope Investments II LLC
5100 Poplar Avenue
Suite 805
Memphis, TN 38117
phone: (901) 763-4001
fax:  (901) 763-4229

with copies (which copies shall not constitute notice) to:

Wells Moore Simmons & Hubbard PLLC
P.O. Box 1970
Jackson, MS 39215-1970

EXHIBIT B

DISBURSEMENT REQUEST

Pursuant Investor and Public Relations Escrow Agreement dated effective as of April 14, 2008, among Aamaxan Transport Group, Inc., Pope Investments II LLC and Tri-State Title & Escrow, LLC, as Escrow Agent, the Company hereby request disbursement of funds in the amount and manner described below from account number _____________, styled ____________________________ Escrow Account.

Please disburse to:

Amount to disburse:

Form of distribution:

Payee:
Name:
Address:
City/State:
Zip:

Statement of event or condition which calls for this request for disbursement:

AAMAXAN TRANSPORT, INC.

Date:	By:
Name:
Title: